EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS FIRST QUARTER 2026 RESULTS

•	Net Sales of $59.7 Million; Net Income of $0.6 Million, or $0.11 per Diluted Share; Adjusted EBITDA of $3.0 Million

•	Improved Order Execution Drives Sequential Revenue Growth; Strengthening Order Conversion Drives Backlog Growth

•	Net Income Impacted by Below-Plan Operating Performance in our racks business; Financial Impact Expected to be Contained to the First Half of 2026

•

Balance Sheet Strengthened Through Ongoing, Disciplined Capital Allocation: $1.0 million of Debt Reduction; $422,355 of Share Repurchases; Approximately $67 Million of Revolver Availability at the end of the First Quarter

SHELTON, CT – May 12, 2026 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced its results of operations for the first fiscal quarter of 2026 ended April 4, 2026.

Ryan Schroeder, President and CEO, stated, “Net sales improved sequentially from the fourth quarter of 2025 despite ongoing softness in returnable packaging volume, as the recovery in demand we identified in Q4 remains intact. Order activity has increased across our business segments, with customers showing a greater willingness to commit to spending. Net income reflected the impact of unfavorably priced contracts within our racks business, the effects of which have been addressed and are expected to be largely behind us by the end of the second quarter.

“Our operational priorities during the quarter were focused on strengthening our foundation from which to win more business and fulfill it profitably, including through lead time reduction, expanded throughput capacity, and more efficient capital deployment, all in support of a pipeline of new programs currently in tooling and scheduled to launch in the second and third quarters," continued Mr. Schroeder. "The demand environment for the remainder of 2026 appears considerably more favorable than it was in the second half of 2025. Our balance sheet continues to strengthen as we reduce leverage and build financial flexibility, enabling us to sustain investment in organic growth and, where the right opportunity presents itself, to pursue selective M&A opportunities. We remain focused on execution and are confident in our ability to deliver improving financial performance as we progress through 2026.”

First Quarter 2026 Financial Results

The following analysis excludes discontinued operations.

Net sales in the first quarter of 2026 decreased 5.7% to $59.7 million from $63.3 million in the first quarter of 2025. The decrease in sales was primarily due to lower shipments resulting from reduced order volume for returnable transport packaging products, offset in part by increased sales of truck mirror assemblies. Backlog as of April 4, 2026, increased to $82.2 million from $81.1 million as of January 3, 2026, and decreased from $85.9 million as of March 29, 2025.

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Gross margin as a percentage of net sales was 20.0% for the first quarter of 2026 compared to 22.4% for the first quarter of 2025. The decrease reflects lower sales volume, pricing pressures on said volume, and labor inefficiencies.

Selling and administrative expenses decreased $0.3 million, or 2.8%, for the first quarter of 2026 compared to the first quarter of 2025, driven by $0.2 million of lower compensation and related charges and $0.3 million of lower commission charges, partially offset by $0.1 million of higher legal and professional expenses. As a percentage of net sales, selling and administrative expenses were 16. 0% for the first quarter of 2026 compared to 15.6% for the first quarter of 2025, reflecting the impact of lower net sales on the fixed cost base.

Net income for the first quarter of 2026 was $0.6 million, or $0.11 per diluted share, compared to net income of $1.9 million, or $0.31 per diluted share, for the comparable period in 2025.

Adjusted net income from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2026 was $0.6 million, or $0.11 per diluted share, compared to adjusted net income from continuing operations of $2.0 million, or $0.32 per diluted share, for the comparable period in 2025.

Adjusted EBITDA from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2026 was $3.0 million compared to $4.6 million for the comparable period in 2025, a decrease of $1.6 million or approximately 35%. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the first quarter of fiscal 2026, the Company reduced total debt by $1.0 million, reflecting continued progress on its ongoing efforts to reduce leverage and strengthen its balance sheet. In addition, the Company repurchased 21,120 shares of common stock under its share repurchase program authorized in April 2025. As of April 4, 2026, 275,804 shares remained available for repurchase under the program.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter of 2026 and related matters on Wednesday, May 13, 2026, at 9:00AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code: 399095. Participants can also join via the web at https://www.webcaster5.com/Webcast/Page/1757/53943.

About The Eastern Company

The Eastern Company manages businesses that design, manufacture and sell engineered solutions for industrial markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•

risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on our cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;

•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;
•

the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;

•	delays in delivery of our products to our customers;
•

the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status;

•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or dispositions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•

the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions, including any potential adverse economic impacts resulting from a U.S. federal government shutdown;

•

military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;

•	failure to protect our intellectual property;
•	cyberattacks, data breaches or interruptions or failures of our information technology systems; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Form 10-K/A for the year ended January 3, 2026, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2026, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

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Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the condensed consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Net Income, Adjusted Earnings Per Share from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Net Income is defined as net income excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted Net Income is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

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Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	April 4, 2026	March 29, 2025
Net sales	$59,676,538	$63,312,774
Cost of products sold	(47,746,857)	(49,125,302)
Gross margin	11,929,681	14,187,472

Product development expense	(1,035,312)	(1,109,186)
Selling and administrative expenses	(9,569,647)	(9,847,121)
Operating profit	1,324,722	3,231,165

Interest expense	(527,513)	(617,470)
Other income (expense)	13,185	(199,705)
Income before income taxes from continuing operations	810,394	2,413,990

Income tax expense	(170,264)	(507,179)
Net income from continuing operations	$640,130	$1,906,811

Discontinued Operations (see note B)
Income from operations of discontinued unit	$-	$46,687

Income tax expense	-	(9,809)

Income from discontinued operations	$-	$36,878

Net Income	$640,130	$1,943,689

Earnings per share from continuing operations:
Basic	$0.11	$0.31

Diluted	$0.11	$0.31

Earnings per share from discontinued operations:
Basic	$-	$0.01

Diluted	$-	$0.01
Total earnings per share:
Basic	$0.11	$0.32

Diluted	$0.11	$0.32

Cash dividends per share:	$0.11	$0.11

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 4, 2026	January 3, 2026
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$7,616,721	$7,412,019
Accounts receivable, less allowances: 2026 - $654,901; 2025 - $633,391	32,552,064	30,128,669
Inventories	53,070,606	56,343,756
Current portion of notes receivable	28,844	33,844
Prepaid expenses and other current assets	6,327,063	5,349,486
Total Current Assets	99,595,298	99,267,774

Property, Plant and Equipment	61,946,747	60,163,556
Accumulated depreciation	(35,168,354)	(33,246,213)
Property, Plant and Equipment, Net	26,778,393	26,917,343

Goodwill	58,595,819	58,631,336
Trademarks	5,082,717	5,082,767
Patents and other intangibles, net of accumulated amortization	4,662,779	5,269,204
Deferred income taxes	5,528,496	5,528,496
Right of use assets	16,730,406	15,979,696
Other Long-term assets	119,206	-
Total Other Assets	90,719,423	90,491,499

TOTAL ASSETS	$217,093,114	$216,676,616

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	April 4, 2026	January 3, 2026
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$17,515,661	$16,426,259
Accrued compensation	4,522,283	4,203,720
Other accrued expenses	2,510,018	2,349,400
Current portion of operating lease liability	3,055,121	3,729,769
Current portion of finance lease liability	710,099	908,332
Total Current Liabilities	28,313,182	27,617,480

Other long-term liabilities	464,902	464,902
Operating lease liability, less current portion	13,675,376	12,235,188
Finance lease liability, less current portion	3,124,561	3,080,446
Long-term debt, less current portion	32,892,335	33,902,353
Accrued postretirement benefits	329,608	332,165
Accrued pension cost	13,765,021	14,398,753
Total Liabilities	92,564,985	92,031,287

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	36,195,242	36,337,100
Issued: 9,189,555 shares as of April 4, 2026 and 9,179,288 shares as of January 3, 2026
Outstanding: 6,030,914 shares as of April 4, 2026 and 6,041,767 shares as of January 3, 2026
Treasury Stock: 3,158,641 shares as of April 4, 2026 and 3,137,521 shares as of January 3, 2026	(30,490,132)	(30,067,777)
Retained earnings	137,972,757	137,997,382
Accumulated other comprehensive loss:
Foreign currency translation	(1,276,177)	(1,437,363)
Unrealized gain on foreign currency swap, net of tax	669,248	570,097
Unrecognized net pension and postretirement benefit costs, net of tax	(18,542,809)	(18,754,110)
Accumulated other comprehensive loss	(19,149,738)	(19,621,376)
Total Shareholders’ Equity	124,528,129	124,645,329
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$217,093,114	$216,676,616

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 4, 2026	March 29, 2025
Operating Activities
Net income	$640,130	$1,943,689
Less: Income from discontinued operations	-	36,878
Income from continuing operations	$640,130	$1,906,811
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,651,228	1,513,054
Acquisition related expenses	-	21,039
Reduction in carrying amount of ROU assets	728,742	718,693
Unrecognized pension and postretirement benefit	(362,852)	(13,898)
Loss on sale of equipment and other assets	14,145	-
Provision for doubtful accounts	20,228	11,000
Stock compensation benefit	(141,858)	(23,078)
Changes in operating assets and liabilities:
Accounts receivable	(2,422,752)	2,015,269
Inventories	3,333,609	(137,403)
Prepaid expenses and other	(993,363)	(695,563)
Other assets	(8,524)	171,271
Accounts payable	1,040,932	560,951
Accrued compensation	310,638	(1,256,224)
Change in operating lease liability	(728,742)	(718,693)
Other accrued expenses	397,772	(5,921,413)
Net cash provided by (used in) operating activities	3,479,333	(1,848,184)

Investing Activities
Marketable securities	-	(309,385)
Acquisition	-	(421,039)
Payments received from notes receivable	5,000	14,545
Proceeds from sale of equipment	3,500	-
Purchases of property, plant, and equipment	(867,330)	(849,396)
Net cash used in investing activities	(858,830)	(1,565,275)

Financing Activities
Payments on short term borrowings (revolver)	-	-
Principal payments on long-term debt	(1,015,894)	(750,000)
Financing leases, net	(236,277)	(126,990)
Purchase common stock for treasury	(422,355)	(1,400,804)
Dividends paid	(664,755)	(675,053)
Net cash used in financing activities	(2,339,281)	(2,952,847)

Discontinued Operations
Cash provided by operating activities	-	389,947
Cash used in financing activities		(6,347)
Cash provided by discontinued operations	-	383,600

Effect of exchange rate changes on cash	(76,520)	218,620
Net change in cash and cash equivalents	204,702	(5,764,086)

Cash and cash equivalents at beginning of period	7,412,019	14,843,530
Cash and cash equivalents at end of period [1]	$7,616,721	$9,079,444

Supplemental disclosure of cash flow information:
Interest	$511,863	$671,762
Income taxes	184,573	427,318

Non-cash investing and financing activities
Right of use asset	765,544	3,784,982
Lease liability	581,034	3,650,676

[1] Includes cash from assets held for sale of $1.2 million as of March 29, 2025

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Reconciliation of Non-GAAP Measures
Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three Months ended April 4, 2026 and March 29, 2025
($000's)

	Three Months Ended
	April 4, 2026	March 29, 2025
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$640	$1,907

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.11	$0.31
Diluted	$0.11	$0.31

Adjustments:

Restructuring (a)		65

Non-GAAP tax impact of adjustments (1)		(14)

Total adjustments (Non-GAAP)	-	51

Adjusted net income from continuing operations (Non-GAAP)	$640	$1,958

Adjusted earnings per share from continuing operations (Non-GAAP):

Basic	$0.11	$0.32
Diluted	$0.11	$0.32

(1) We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes

(a) consists of personnel related and facility costs

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA Calculation
For the Three Months ended April 4, 2026 and March 29, 2025
($000's, except for per share data)

	Three Months Ended
	April 4, 2026	March 29, 2025

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$640	$1,907

Interest expense	528	618
Provision for income taxes	170	507
Depreciation and amortization	1,651	1,519
Restructuring (a)	-	65
Adjusted EBITDA from continuing operations (non-GAAP)	$2,989	$4,616

Net income from discontinued operations as reported per generally accepted accounting principles (GAAP)	$-	$37

Interest expense	-	154
Provision for income taxes	-	10
Depreciation and amortization		-
Adjusted EBITDA from discontinued operations (non-GAAP)	$-	$201

Net income as reported per generally accepted accounting principles (GAAP)	$640	$1,944

Interest expense	528	772
Provision for income taxes	170	517
Depreciation and amortization	1,651	1,519
Restructuring (a)	-	65
Total Adjusted EBITDA	$2,989	$4,817

(a) consists of personnel related and facility costs

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